Exhibit 10.1

AMENDMENT NO. 1 TO DEVELOPMENT AGREEMENT

This AMENDMENT NO. 1 TO DEVELOPMENT AGREEMENT is made and entered into as of February 12,  2014, by and between Gasco Production Company, a Delaware corporation (“Gasco”), and Wapiti Oil & Gas II, L.L.C., a Delaware limited liability company (“Wapiti”).

RECITALS:

WHEREAS, Gasco and Wapiti are parties to that certain Development Agreement dated as of March 22, 2012 (the “Agreement”; capitalized terms used herein and not defined herein shall have the meaning given such terms in the Agreement).

WHEREAS, Gasco and Wapiti desire to amend the Agreement as provided for herein.

NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein, the Parties agree to amend the Agreement as follows:

1.                                      Section 4.3(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

[Intentionally Omitted]

2.                                      Section 4.3(d) of the Agreement is hereby deleted in its entirety and replaced with the following:

[Intentionally Deleted]

3.                                      Section 4.4(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(a)         Prior to the end of the Drilling Term.   Prior to the end of the Drilling Term, unless otherwise approved by the Operating Committee, and except as set forth immediately below, no Party or its Affiliates shall propose any operation covering the Subject Interests under any Applicable Operating Agreement that is not included in the Drilling Program.  Notwithstanding the immediately preceding sentence, during the Drilling Term, up to a total of six oil wells in addition to the Unit Obligation Well for the proposed Deseret Unit (collectively the “Proposed Oil Wells”), may be proposed under the Applicable Operating Agreement by either or both Parties and the costs and revenues for those Proposed Oil Wells will be shared in accordance with paragraph 5.2(c) (ii), as if Payout has been achieved.”

4.                                      Section 5.1(a) is hereby deleted in its entirety and replaced with the following:

“Subject to Section 4.3(b) and Section 5.1(b), the Parties hereby commit to fund $37.5 million of Drilling and Completion Costs in furtherance of the Drilling Program, with Gasco committing to fund $3.75 million of said Drilling and Completion Costs (the “Gasco Commitment”) with Wapiti committing to fund $33.75 million of said Drilling and Completion Costs (the “Wapiti Commitment”) (it being understood that $15 million of the Wapiti Commitment shall be paid by Wapiti on behalf of Gasco as consideration for the Wapiti Non-Producing Interest), in each case, as further described in this Article V.”

5.                                      Section 5.1(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

[Intentionally Omitted]

6.                                      Section 5.1(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

[Intentionally Omitted]

7.                                      As a result of the deletion of Section 5.1(c), Section 6.1(c)(ii) is deleted in its entirety and replaced with the following:

“Wapiti may transfer all but not less than all of its Joint Development Interests during the Drilling Term provided that (i) concurrently with such Transfer the transferee assume all of the terms and conditions of this Agreement, including the terms and conditions of the Mortgage; (ii) the transferee is at least as financially creditworthy as Wapiti, as determined by Gasco in its sole discretion, and (iii) immediately prior to such Transfer, Wapiti or its Affiliates shall resign as operator under each Applicable Operating Agreement in which Wapiti or its Affiliates is named as operator in the Contract Area and take all action as is necessary under such Applicable Operating Agreements to name Gasco as operator thereunder (it being the intent of the Parties that Wapiti will forfeit and release all rights to be an operator in the Contract Area and Gasco shall succeed to such rights).”

8.                                      In connection with the deletion of Section 5.1(c), upon the execution and delivery of this Amendment, Gasco agrees that it will provide a letter to the issuer of the Letter of Credit executed by an authorized officer consenting to the cancellation of the Letter of Credit with the original Letter of Credit, in a form and substance reasonably agreeable to Wapiti.  Gasco agrees further to cooperate with Wapiti and the issuer of the Letter of Credit to complete the procedures required by the issuer of the Letter of Credit to properly cancel it.

9.                                      The table in Section 5.2(a)(i) hereby deleted in its entirety and replaced with the following:

Party	Interest
Gasco	10.00%
Wapiti	90.00%

10.                               The table in Section 5.2(a)(ii) hereby deleted in its entirety and replaced with the following:

Party	Interest
Gasco	22.50%
Wapiti	77.50%

11.                              The table in Section 5.2(b)(i) hereby deleted in its entirety and replaced with the following:

Party	Interest
Gasco	22.50%
Wapiti	77.50%

12.                               The table in Section 5.2(c)(i) hereby deleted in its entirety and replaced with the following:

Party	Interest
Gasco	22.50%
Wapiti	77.50%

13.                               Section 9.3(d) of the Agreement is hereby deleted in its entirety and replaced with the following:

[Intentionally Omitted]

14.                               Section 12.3(a) is hereby amended to provide that with respect to notices to Gasco, the address for notice purposes shall be 7979 Tufts Ave, Suite 1150, Denver CO 80237,  the person to whom the notice is to be addressed shall be “President and CEO,” and the email address listed shall be deleted in its entirety.

15.                               The definition of “Drilling and Completion Costs” contained in Annex to the Agreement is hereby amended by adding the following sentence to the end of such definition:

Drilling and Completion Costs will only include actual dollars expended by Wapiti in accordance with this Agreement and the terms and conditions hereof, expressly including Section 5.1(a), regardless of any amounts requested pursuant to AFE’s prepared and transmitted in preparation for any operations.

16.                               The definitions of “EIS,” “EIS Outside Date,” “Extension Period,” “Trigger Event,” “Wilkin Ridge Interests,” and “Wilkin Ridge Test Well” contained in Annex to the Agreement are hereby amended by deleting them in their entirety.  The definition of “Associated Agreements” contained in the Annex to the Agreement is hereby amended to delete the reference to the “Letter of Credit.”

17.                               Exhibit D attached to the Agreement is hereby amended by deleting it in its entirety, and replacing it with the revised Exhibit D attached hereto.

18.                               Except as amended hereby, the Agreement shall remain in full force and effect pursuant to the terms hereof, and the parties hereto hereby ratify and confirm the Agreement as hereby amended, with the proviso that with respect to Section 4.1(a), Gasco acknowledges receipt from Wapiti of written notice that Garret Holt has replaced Jim Alsup as a representative on the Operating Committee for Wapiti.  All references to the Agreement shall hereinafter be deemed to refer to the Agreement as amended hereby.

19.                               This Amendment will be governed by and interpreted in accordance with the substantive laws of Texas, without regard to any conflicts of law or choice of law provisions.

20.                               This Amendment may be executed in one or more counterparts, each of which will be deemed an original and part of one and the same document.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first written above.

GASCO PRODUCTION COMPANY		WAPITI OIL & GAS II, L.L.C.

By:	/s/ Richard S. Langdon	By:	/s/ Robert W. Kirkland

Printed Name:	Richard S. Langdon	Printed Name:	Robert W. Kirkland

Title:	President and CEO	Title:	Executive Vice President

Date:	February 14, 2014	Date:	February 12, 2014

Exhibit “D”

Attached to and by reference made a part of that certain Amendment No. 1 to Development

Agreement dated as of February 12, 2014, by and between Gasco Production Company and

Wapiti Oil & Gas II, L.L.C.

Well Name	T	R	Sec	Legal	Objective Formation(s)

32-36 PAD (3)
Desert Spring State 313-36-9-18	9S	18E	36	NWNE	Wasatch / Mesaverde / Spring Canyon
Desert Spring State 412-36-9-18	9S	18E	36	NENE	Wasatch / Mesaverde / Spring Canyon
Desert Spring State 424-36-9-18	9S	18E	36	SENE	Wasatch / Mesaverde / Spring Canyon

13-36 PAD (2)
Desert Spring State 133-36-9-18	9S	18E	36	NWSW	Wasatch / Mesaverde / Spring Canyon
Desert Spring State 142-36-9-18	9S	18E	36	SWSW	Wasatch / Mesaverde / Spring Canyon

43-30 PAD (4)
Federal 423-30-9-19	9S	19E	30	SENE	Wasatch / Mesaverde / Spring Canyon
Federal 442-30-9-19	9S	19E	30	SESE	Wasatch / Mesaverde / Spring Canyon
Federal 332-30-9-19	9S	19E	30	NWSE	Wasatch / Mesaverde / Blackhawk
Federal 333-30-9-19	9S	19E	30	NWSE	Wasatch / Mesaverde / Spring Canyon

31-29 PAD (6)
Federal 412-29-9-19	9S	19E	29	NENE	Wasatch / Mesaverde
Federal 413-29-9-19	9S	19E	29	NENE	Wasatch / Mesaverde
Federal 212-29-9-19	9S	19E	29	NENW	Wasatch / Mesaverde
Federal 213-29-9-19	9S	19E	29	NENW	Wasatch / Mesaverde
Federal 221-29-9-19	9S	19E	29	SENW	Wasatch / Mesaverde
Federal 321-29-9-19	9S	19E	29	SWNE	Wasatch / Mesaverde